U.S. SECURITIES AND EXCHANGE COMMISSION


     Washington, D.C. 20549



     FORM 8-K/A


     AMENDMENT NO. 1


     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)
     December 19, 1996


     MIDDLE BAY OIL COMPANY, INC.
     (Exact name of registrant as specified in its charter)

     File No. 0-21702
     (Commission File Number)

                Alabama                          63-1081013
       (State or other jurisdiction           (I.R.S. Employer
      of incorporation or organization)      Identification No.)

     115 SOUTH DEARBORN STREET, MOBILE, AL  36602
     (Address of principal executive offices)

     (334) 432-7540
     (Registrant's telephone number, including area code)


     N/A
     (Former name or former address, if changed since last report)

This Form 8-K/A amends the Current Report on Form 8-K of Middle Bay Oil Company, Inc. (the "Registrant"), filed with the Securities and Exchange Commission on December 30, 1996, to provide financial statements and financial information with respect to the merged corporation.


ITEM 7- FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
          AND EXHIBITS

 (a)  Financial Statements of Business Acquired
        Annual Financial Statements:
          Report of Independent Auditors
          Audited Balance Sheets as of December 31, 1994 and 1995
          Audited Statements of Operations for the Years
            Ended December 31, 1994 and 1995
          Audited Statements of Changes in Stockholders
            Equity for the Years Ended December 31, 1994 and 1995
          Audited Statements of Cash Flows for the Years
            Ended December 31, 1994 and 1995
          Notes to Audited Financial Statements
        Interim Financial Statements (unaudited):
          Balance Sheet as of September 30, 1996
          Statements of Operations for the nine months
             ended September 30, 1995 and 1996
          Statements of Cash Flows for the nine months
             ended September 30, 1995 and 1996
          Notes to Financial Statements

 (b)  Unaudited Pro Forma Financial Information
        Pro Forma Combined Balance Sheet as of
          September 30, 1996
        Pro Forma Combined Statement of Operations for the
           Year Ended December 31, 1995
        Pro Forma Combined Statement of Operations for the
           Nine Months Ended September 30, 1996
        Notes to Pro Forma Combined Financial Statements


 (c)  Exhibits

NPC ENERGY CORP.

December 31, 1995 and 1994


FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

CONTENTS


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS
     BALANCE SHEETS
     STATEMENTS OF OPERATIONS
     STATEMENT OF CHANGES IN EQUITY
     STATEMENTS OF CASH FLOWS
     NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
NPC Energy Corp.

We have audited the accompanying balance sheets of NPC Energy Corp. as of December 31, 1995 and 1994, and the related statements of operations, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NPC Energy Corp. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

/s/ Grant Thorton LLP

Wichita, Kansas
March 8, 1996 (except for Note I, as to
   which the date is December 13, 1996)

NPC Energy Corp.

BALANCE SHEETS

December 31,

ASSETS

                                                   1995              1994
                                               -----------       -----------
CURRENT ASSETS
    Cash and cash equivalents                  $  716,815        $  275,915
    Accounts receivable from affiliate            198,042           277,866
    Refundable income taxes                        92,922            25,000
                                                ---------         ---------

         Total current assets                   1,007,779           578,781

OIL AND GAS PROPERTIES, NET, USING THE
   SUCCESSFUL EFFORTS METHOD OF
   ACCOUNTING                                   1,867,003         2,318,608

OTHER ASSETS                                        2,362             3,251
                                                ---------         ---------

                                               $2,877,144        $2,900,640
                                                =========         =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable (including $232,414
      in 1995 and $207,106 in 1994 to
      affiliates)                              $  237,790        $  259,570
    Current portion of long-term debt             331,080           331,080
                                                ---------         ---------

          Total current liabilities               568,870           590,650

LONG-TERM LIABILITIES
    Long-term debt                                385,089           882,869
    Deferred income taxes payable                 432,000           340,853
                                                ---------         ---------

                                                  817,089         1,223,722

STOCKHOLDERS' EQUITY
    Common stock, $.01 par value, authorized,
      20,000,000 shares; issued and outstand-
      inrg, 800,000 shares                          8,000             8,000
    Preferred stock, $.01 par value, authorized,
      1,000,000 shares; issued and outstanding,
      none                                              -                 -
    Paid-in capital                             1,544,292         1,544,292
    Accumulated deficit                           (61,107)         (466,024)
                                                ---------         ---------

                                                1,491,185         1,086,268
                                                ---------         ---------

                                               $2,877,144        $2,900,640
                                                =========         =========

The accompanying notes are an integral part of these statements.

NPC Energy Corp.

STATEMENTS OF OPERATIONS

Year ended December 31,


                                                   1995              1994
                                                ---------         ---------

Revenues
    Oil and gas sales                          $1,532,813        $1,848,678
    Gain on sale of oil and gas properties        629,165            48,669
    Litigation proceeds                                 -           185,663
    Other                                          18,697            10,246
                                                ---------         ---------

                                                2,180,675         2,093,256

Expenses
    Lease operating expenses                    1,003,785         1,259,851
    Depreciation, depletion and amortization      276,952           510,002
    General and administrative expense
      incurred with affiliate                     126,000           109,382
    Other general and administrative expenses     113,580            66,838
    Interest expense                              100,216           110,992
                                                ---------         ---------

                                                1,620,533         2,057,065

Earnings before income taxes                      560,142            36,191
Income taxes                                      155,225           340,853
                                                ---------         ---------

         NET EARNINGS (LOSS)                   $  404,917        $ (304,662)
                                                =========         =========

Earnings per common share                            $.51
                                                     ====


PRO FORMA INFORMATION

Historical earnings before income taxes                          $   36,191
Pro forma income taxes                                               13,934
                                                                  ---------

Pro forma net earnings                                           $   22,257
                                                                  =========

Pro forma earnings per common share                                    $.03
                                                                       ====

The accompanying notes are an integral part of these statements.

NPC Energy Corp.
STATEMENTS OF CHANGES IN EQUITY


                                        Owners'      Common       Paid-in        Accumulated       Total
                                        equity       stock        capital          deficit         equity
                                        ------       ------       -------          -------         ------

Balance, January 1, 1994              $1,295,587     $    -      $        -       $       -      $1,295,587
  Contributions                          150,212          -               -               -         150,212
  Distributions                          (54,869)         -               -               -         (54,869)
  Net earnings prior to con-
    version date                         161,362          -               -               -         161,362
                                       ---------      -----       ---------        --------       ---------

Balance, August 1, 1994                1,552,292          -               -               -       1,552,292
  Conversion to corporation
    (issued 800,000 shares)           (1,552,292)     8,000       1,544,292               -               -

Net loss after conversion date                 -          -               -        (466,024)       (466,024)
                                        --------      -----       ---------        --------       ---------

Balance, December 31, 1994             $       -      8,000       1,544,292        (466,024       1,086,268
                                        ========

Net earnings for the year                                 -               -         404,917         404,917
                                                      -----       ---------         -------       ---------

Balance, December 31, 1995                           $8,000      $1,544,292        $(61,107)     $1,491,185
                                                      =====       =========         =======       =========

The accompanying notes are an integral part of these statements.

NPC Energy Corp.

STATEMENTS OF CASH FLOWS

Year ended December 31,

Increase (decrease) in cash and cash equivalents

                                                   1995              1994
                                                 --------          --------

Cash flows from operating activities
    Net earnings (loss)                         $  404,917        $ (304,662)
    Adjustments to reconcile net earnings
     (loss) to net cash provided by
     operating activities
       Depreciation, depletion and
        amortization                               276,952           510,002
       Deferred income tax                          91,147           340,853
       Gain on sale of oil and gas
        properties                                (629,165)          (48,669)
       Decrease in accounts receivable              79,824           136,775
       Increase in refundable income taxes         (67,922)          (25,000
       (Increase) decrease in other assets             889            (3,251)
       Decrease in accounts payable                (21,780)          (10,302)
                                                  --------          --------
           Net cash provided by operating
            activities                             134,862           595,746
                                                  ========          ========

Cash flows from investing activities
    Capital expenditures                          (201,145)         (267,333)
    Proceeds from sale of oil and gas
     properties                                  1,004,963           126,032
                                                 ---------          --------
           Net cash provided by (used in)
            investing activities                   803,818          (141,301)
                                                  ========          ========

Cash flows from financing activities
    Contributions from owners                            -           150,212
    Distributions to owners                              -           (54,869)
    Repayments of long-term debt                  (497,780)         (315,222)
                                                  --------          --------
           Net cash used in financing
            activities                            (497,780)         (219,879)
                                                  ========          ========

Net increase in cash and cash equivalents          440,900           234,566
Cash and cash equivalents at beginning of year     275,915            41,349
                                                  --------          --------

Cash and cash equivalents at end of year        $  716,815        $  275,915
                                                 =========         =========

Supplemental disclosures of cash flow information

Cash paid during the year for
    Interest                                    $  100,216        $  110,992
    Income taxes                                   132,000            25,000

The accompanying notes are an integral part of these statements.

NPC Energy Corp.

NOTES TO FINANCIAL STATEMENTS

December 31, 1995 and 1994


NOTE A - SUMMARY OF ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     1.     Formation and nature of business

     On August 5, 1994, NPC Energy Corp. was incorporated in the State of Oklahoma. for purposes of exchanging its stock for all the assets and liabilities of ten limited partnerships and certain oil and gas assets and liabilities of Bison Energy Corp. The ten partnerships were formed pursuant to the Limited Partnership Acts of the States of Minnesota and Kansas to engage in all phases of the oil and gas industry, primarily in the south central region of the United States.

     Effective August 1, 1994, the Company exchanged 800,000 shares of its common stock for the transferred assets and liabilities. This transaction was accounted for similar to a pooling of interests due to common ownership between the partnerships and the other oil and gas assets and liabilities of Bison Energy Corp. The statement of operations for 1994 includes the combined operations of the ten partnerships and the direct revenues, direct operating expenses and interest expense associated with liabilities assumed of certain oil and gas assets and liabilities of Bison Energy Corp. for the period from January 1, 1994 through July 31, 1994. No allocation of general and administrative expenses was made by Bison Energy Corp.

     Oil and gas sales comprise the majority of the Company's operating revenues which could be adversely affected by a decrease in the price received for a barrel of oil or a MCF of natural gas. In addition, the availability of a ready market for the Company's oil and gas depends on numerous factors beyond its control, including the demand for and the supply of oil and gas, the proximity of the Company's natural gas reserves to pipelines, the capacity of such pipelines, fluctuations in production and seasonal demand, the effects of inclement weather and governmental regulation. New gas wells may be shut-in for the lack of a market until a gas pipeline or gathering system with available capacity is extended into the area. New oil wells may have production curtailed until production facilities and delivery arrangements are acquired or develop. Finally, the Company's properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

     2.     Oil and gas properties

     The Company follows the successful efforts method of accounting for its oil and gas activities. In accordance with this method, the acquisition costs of undeveloped leaseholds are capitalized. Exploration costs, including delay rentals, are expensed. Development costs related to drilling and equipping development wells are capitalized. Costs of drilling and equipping exploratory oil and gas wells are capitalized pending determination of quantities of proved reserves. If proved reserves are not found, such costs are charged to expense. Costs of surrendered, expired and abandoned leases are charged to expense.

     Depreciation and depletion of proved properties is computed on individual properties by the unit-of-production method based on periodic estimates of oil and gas reserves as determined by the Company's independent petroleum reserve engineer.

     The Company charges maintenance and repairs directly to expense while betterments and renewals are capitalized in the property accounts. Undeveloped leaseholds and proved properties are assessed annually to determine whether they are impaired and appropriate valuation allowances are established when necessary. When property is retired or otherwise disposed of, the cost and applicable accumulated depreciation, depletion and valuation allowances are removed from the respective accounts and the resulting gain or loss is recorded in operations.

     3.     Income taxes

     Prior to August 1, 1994, income taxes on earnings of the Partnerships and certain oil and gas assets and liabilities of Bison Energy Corp. were payable by the partners individually and Bison Energy Corp., respectively, and, accordingly, are not reflected in the historical financial statements.

     The Company uses the liability method of accounting for income taxes. The liability method provides that deferred tax assets and liabilities are determined based on the difference between the tax basis of the assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized.

     4.     Statements of cash flows

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

     5.     Earnings per share

     Earnings per common share for the year ended December 31, 1995 are based upon the weighted average number of shares outstanding of 800,000 for the year. Earnings per share for 1994 are not applicable as NPC Energy Corp. was not incorporated until August 5, 1994. Pro forma earnings per share are based on the 800,000 shares that would have been outstanding had the partners been shareholders during all of 1994.

     6.     Use of estimates

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - OIL AND GAS PROPERTIES

     A summary of oil and gas properties is as follows at December 31:

                                                   1995              1994
                                                 ---------         ---------

     Proved properties, at cost
       Leasehold costs                          $2,218,088        $2,605,177
       Intangible drilling and
         development costs                       2,362,211         5,601,492
       Lease and well equipment                  2,090,535         3,839,247
                                                 ---------        ----------

           Total oil and gas properties,
            at cost                              6,670,834        12,045,916

     Accumulated depreciation, depletion
      and valuation allowances
       Leasehold costs                           1,154,851         1,377,138
       Intangible drilling and development
        costs                                    2,150,212         5,312,440
       Lease and well equipment                  1,498,768         3,037,730
                                                 ---------         ---------

           Total accumulated depreciation,
            depletion and valuation
            allowances                           4,803,831         9,727,308
                                                 ---------         ---------

               Net oil and gas properties       $1,867,003        $2,318,608
                                                 =========         =========

NOTE C - LITIGATION

    Several partnerships were plaintiffs in a lawsuit asserting that the defendants wrongfully reduced the prices paid for gas under two contracts and, subsequently, terminated the two contracts. During 1994 a settlement of $185,663 was received by the partnerships.


NOTE D - LONG-TERM DEBT

     Long-term debt consists of a 9.5% note payable to a bank which is payable in monthly installments of $27,590 plus interest and is due August 31, 1998. The note is collateralized by certain oil and gas properties. Maturities of the note payable for the years following December 31, 1995 are $331,080 in 1996, $331,080 in 1997 and $54,009 in 1998.

     Based on the borrowing rates currently available to the Company for bank loans with similar maturities and terms, the fair value of long-term debt is considered equal to the carrying amount.

     The Company also has a revolving note payable to a bank for working capital purposes with a maximum balance of $500,000 due August 31, 1996 (renewed July 31, 1995). It bears interest at .5% above prime (prime was 9.5% at December 31, 1995) which is payable monthly, is collateralized by certain oil and gas properties and is guaranteed by Bison Energy Corp., the majority stockholder of the Company. The revolving note did not have a balance drawn at December 31, 1995 or 1994.

     The above note agreements contain covenants which provide for, among other things, restrictions on additional indebtedness, dividends, and asset acquisitions and sales.


NOTE E - OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCING
                    ACTIVITIES

     Costs incurred (whether capitalized or charged to expense and all in the United States) in oil and gas acquisition and development activities during the years ended December 31 are as follows:

                                                   1995              1994
                                                 --------          --------

     Property acquisition costs                 $  18,603         $  73,091
     Development costs                            182,542           194,242


NOTE F - INCOME TAXES

     As described in Note A1, the assets of the Company were transferred from various partnerships effective August 1, 1994. Accordingly, a charge of $405,600 was recorded for the deferred tax liability related to temporary differences existing at the date of transfer.

     The provision for income taxes consists of the following components for the year ended December 31:

                                                   1995              1994
                                                 --------          --------

     Current                                    $  64,078         $       -
     Deferred                                      91,147           (64,747)
     Change in tax status of entity                     -           405,600
                                                 --------          --------

                                                $ 155,225         $ 340,853
                                                 ========          ========

     A reconciliation of income tax expense computed at the federal statutory rate of 34% to income taxes is as follows for the years ended December 31:

                                                   1995              1994
                                                 --------          --------

     Income taxes at statutory rate             $ 190,448         $  12,305
     Difference due to progressive tax rates       (6,488)           (6,876)
     Statutory depletion in excess of basis       (39,648)                -
     Partnership earnings taxed at the
      partner level                                     -           (54,863)
     Deferred income taxes related to temporary
      differences existing at date of conversion
      to corporation                                    -           405,600
     State income taxes and other                  10,913           (15,313)
                                                 --------          --------

                                                $ 155,225         $ 340,853
                                                 ========          ========

     The source and tax effects of temporary differences are as follows at December 31:

                                                   1995              1994
                                                 --------          --------

     Deferred income tax assets
        Net operating loss carryforwards        $       -         $  86,224
        Statutory depletion carryforwards               -            25,352
                                                 --------          --------

                                                        -           111,576

     Deferred income tax liability
        Oil and gas properties                    432,000           452,429
                                                 --------          --------

           Net deferred income tax liability    $ 432,000         $ 340,853
                                                 ========          ========

     A pro forma adjustment for income taxes is shown on the statements of operations for the year ended December 31, 1994. Income taxes on the operations of the partnerships are a direct responsibility of the partners individually. The pro forma adjustments reflect a provision for income taxes as though the operations were conducted by a taxpaying entity at an effective combined federal and state rate of 38.5%.


NOTE  G  - RELATED PARTIES

     The Company shares corporate facilities, personnel and other overhead costs with its majority stockholder, Bison Energy Corp. Total costs incurred to Bison Energy Corp. were $126,000 and $109,382 for the years ended December 31, 1995 and 1994, respectively. In addition, a substantial number of the Company's oil and gas properties are operated by Bison Production Company (Bison), a wholly-owned subsidiary of Bison Energy Corp. for which Bison receives an overhead fee ranging from $150 to $570 per month on each well . Bison collects all of the oil and gas revenue and pays all of the lease operating expenses for all leases it operates and all nonoperated leases ownedby the Company. Bison then remits a net check each month to the Company. No overhead fee is charged for the nonoperated leases.


NOTE H - STOCKHOLDERS' EQUITY

     On October 26, 1995, the Company's Certificate of Incorporation was amended with the following provisions:

     1. Increase the number of common stock authorized from 100,000 shares to 20,000,000 shares.

     2. Decrease the common stock par value from $.10 per share to $.01 per share.

     3. Authorized 1,000,000 preferred shares of stock with $.01 par value per share with rights and preferences to be determined by the Board of Directors when issued.

     4. Each share of $.10 par value common stock previously issued and outstanding prior to this amendment was automatically reclassified and changed into sixteen fully paid and nonassessable shares of common stock with $.01 par value.

     All share and per share data amounts have been retroactively restated to reflect the above changes.


NOTE I - PUBLIC FILING

     On November 13, 1995, the Company filed a Form S-4 registration statement with the Securities and Exchange Commission (SEC) in which the Company proposed to register the distribution of shares of common stock (see Note A1) to the limited partnerships which would result in the Company being a publicly-traded entity. In connection with the review of the registration statement, the SEC raised certain questions concerning the availability of an exemption under Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the common stock to the limited partnerships. The Company has responded to the SEC's questions, but at this date the issue is unresolved.
In December 1996, the Company executed a merger agreement pursuant to which the Company will merge with and into Middle Bay Oil Company and as part of the merger, the limited partnerships will receive a cash payment for the common stock owned by them. If the merger is consummated, the Company will withdraw its Form S-4 registration statement.


NOTE J - OIL AND GAS RESERVE INFORMATION (UNAUDITED)

     The following schedules present (1) the Company's estimates of its proved oil and gas reserves, (2) the standardized measure of discounted future net cash flows from the production of proved oil and gas reserves and (3) a summary of the change in discounted future net cash flows. All properties are located in the United States.

     These estimates have been prepared based on the reports of independent registered petroleum engineers for each of the two years ended December 31, 1995 and 1994. The Company emphasizes that these types of estimates are inherently imprecise. Estimates of reserves inevitably change over time as additional data become available and are taken into account. The magnitude of these changes can be substantial. Moreover, the standardized measure of discounted future net cash flows should not be construed as the market value of the Company's reserves, as such an estimate should take into account the probability of future oil and gas recoveries in excess of proved resources, anticipated future prices of oil and gas and changes in the related development and production costs, and risks associated with future production of proved reserves.

     Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs.

     Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. The estimates of proved developed reserves include reserves estimated to be recoverable from existing wells after the incurrence of completion costs.


     In accordance with the provisions of Statement of Financial Accounting Standards No. 69 ("SFAS 69"), estimates of future cash flows were based upon existing economic and operating conditions. Accordingly, current prices, except for price escalations provided for in gas contracts, were used in estimating future net revenues. Estimates of operating costs, production taxes and development costs were based on current costs. SFAS 69 requires the inclusion of a provision for estimated future income taxes computed by applying the current statutory tax rate to estimated future cash flows before income taxes, adjusted for book/tax differences in the recognition of revenues and expenses relating to the development and production of proved reserves.

RESERVE QUANTITY INFORMATION
(Unaudited)

                                                    1995                        1994
                                            ----------------------      ----------------------
                                              Oil           Gas           Oil           Gas
                                            (bbls)         (mcf)        (bbls)         (mcf)
                                            -------      ---------      -------      ---------
     Proved developed and undeveloped
       reserves, beginning of year          516,000      4,600,000      434,000      4,558,000
     Revisions of previous estimates         40,000        (93,000)     136,000        283,000
     Extensions and discoveries                   -              -       17,000        204,000
     Purchase of minerals in place           13,000              -            -              -
     Sales of minerals in place             (44,000)      (573,000)           -              -
     Production                             (56,000)      (351,000)     (71,000)      (445,000)
                                            -------      ---------      -------      ---------
     Proved developed and undeveloped
       reserves, end of year                469,000      3,583,000      516,000      4,600,000
                                            =======      =========      =======      =========

     Proved developed reserves:

        Beginning of year                   370,000      3,353,000      305,000      3,545,000
                                            =======      =========      =======      =========
        End of year                         352,000      2,648,000      370,000      3,353,000
                                            =======      =========      =======      =========


STANDARDIZED MEASURE OF DISCOUNTED FUTURE
NET CASH FLOWS RELATING TO PROVED RESERVES
(Unaudited)

                                                        December 31,
                                                 --------------------------
                                                   1995              1994
                                                 --------          --------

     Future production revenues                $15,413,000       $16,774,000
     Future development costs                     (842,000)       (1,110,000)
     Future production costs                    (7,195,000)       (7,684,000)
                                                ----------        ----------
     Future net cash inflows before
      income tax                                 7,376,000         7,980,000
     Future income taxes                        (1,815,000)       (1,801,000)
                                                ----------        ----------

     Future net cash flows                       5,561,000         6,179,000
     Effect of 10% discount                     (2,264,000)       (2,472,000)
                                                ----------        ----------

     Standardized measure of discounted
      net cash flow                            $ 3,297,000       $ 3,707,000
                                                ==========        ==========


SUMMARY OF CHANGES IN THE STANDARDIZED
MEASURE OF DISCOUNTED FUTURE NET CASH
FLOWS FROM PROVED RESERVES
(Unaudited)

                                                   Year ended December 31,
                                                 --------------------------
                                                   1995              1994
                                                 --------          --------

     Amount at beginning of year                $3,707,000        $5,082,000

     Changes in sales price and
      production cost                              444,000           282,000
     Revisions of previous estimates,
      including quantities, production
      rates (timing) and other                    (302,000)         (628,000)
     Sales of oil and gas, net of
      production costs and taxes                  (545,000)         (589,000)
     Changes in estimated development costs        175,000          (195,000)
     Sales of minerals in place                   (715,000)                -
     Purchase of minerals in place                  50,000                 -
     Accretion of discount                         479,000           508,000
     Net change in income taxes                      4,000        (1,080,000)
     Extensions and discoveries                          -           327,000
                                                 ---------         ---------
                                                  (410,000)       (1,375,000)
                                                 ---------         ---------

     Amount at end of year                      $3,297,000        $3,707,000
                                                 =========         =========


NPC ENERGY CORP.
BALANCE SHEET
                                                (Unaudited)	       (Audited)
                                                   As Of             As Of
                                                  9/30/96          12/31/95
                                                ----------        ----------
CURRENT ASSETS
  Cash and cash equivalents                     $  706,287        $  716,815
  Accounts receivable from affiliate	              225,182           198,042
  Refundable income taxes                                -            92,922
                                                 ---------         ---------
     Total Current Assets                          931,469         1,007,779

Property (At cost using successful
 efforts method)
  Oil and gas properties                         6,762,331         6,670,834
                                                 ---------         ---------
                                                 6,762,331         6,670,834
  Less:Accumulated Depletion and
   Depreciation                                 (4,925,113)       (4,803,831)
                                                 ---------         ---------
                                                 1,837,218         1,867,003

Other Assets                                         2,363             2,363
                                                 ---------         ---------

                                                $2,771,050        $2,877,145
                                                 =========         =========


CURRENT LIABILITIES
  Accounts payable                              $  160,316        $  237,790
  Current portion of long-term debt                331,080           331,080
  Income tax payable                                21,888                 -
                                                 ---------         ---------
     Total Current Liabilities                     513,284           568,870


  Long-term debt                                   136,779           385,090
  Deferred income tax                              432,000           432,000

STOCKHOLDERS' EQUITY
  Common stock, $0.01 par value                      8,000             8,000
  Paid-in capital                                1,544,292         1,544,292
  Retained earnings (deficit)                      136,695           (61,107)
                                                 ---------         ---------
     Total Stockholders' Equity                  1,688,987         1,491,185

                                                $2,771,050        $2,877,145
                                                 =========         =========

See accompanying Notes to Financial Statements.



NPC ENERGY CORP
STATEMENTS OF OPERATIONS
(UNAUDITED)
                                                Nine Months       Nine Months
                                                   Ended             Ended
                                                  9/30/96           9/30/95
                                                 ---------         ---------

  Oil and gas sales	                          $1,066,973        $1,241,612
  Marketing and tax expense                         53,978            69,000
                                                 ---------         ---------
                                                 1,012,995         1,172,612
  Operating expense                                584,545           675,456
  Depr and depl                                    121,282           235,530
                                                 ---------         ---------
                                                   307,168           261,626
  Intangible drilling costs                              -            17,569
                                                 ---------         ---------
                                                   307,168           244,057

  Other Income:
    Gain on sale of assets                         103,995            64,500
    Other                                           22,165             8,353
                                                 ---------         ---------
                                                   126,160            72,853

  Other Expense
    Administration department                      137,824           177,154
    Interest expense                                43,814            80,101
                                                 ---------         ---------
                                                   181,638           257,255

  Operating profit                                 251,690            59,655

  Pretax Profit                                    251,690            59,655
  Provision for income taxes                        53,888            21,999
                                                 ---------         ---------

  Net income                                    $  197,802        $   37,656
                                                 =========         =========

  Net income per common share	                   $     0.25        $     0.05
                                                  ========          ========

See accompanying Notes to Financial Statements.


NPC ENERGY CORP.
STATEMENTS OF CASH FLOWS
(UNAUDITED)
                                                Nine Months       Nine Months
                                                   Ended             Ended
                                                  9/30/96           9/30/95
                                                 ---------         ---------
Cash provided by operations:
   After tax profit                             $  197,802        $   37,656
Items included in after tax profit
 which do not affect cash:
   Depreciation and depletion                      121,282           235,530
   Deferred income tax                                   -            22,000
   Gain on sale of assets                         (103,995)          (64,500)
                                                 ---------         ---------
                                                   215,089           230,686

Deduct current removals of
 changes in working capital:
   Accounts receivable                             (27,140)	           55,613
   Accounts payable                                (77,474)         (126,660)
   Prepaid expenses                                 92,922                 -
   Income taxes payable                             21,888                 -
                                                 ---------         ---------
                                                    10,196           (71,047)

Cash used for investment activities:
   Change in property and equipment                 12,498            84,155
   Change in other assets                                -                 -
                                                 ---------         ---------
                                                    12,498            84,155
                                                 ---------         ---------
Cash generated before financing                    237,783           243,794

Cash used for financing activities:
   Change in debt                                 (248,310)         (248,310)
   Dividends                                             -                 -
                                                 ---------         ---------
                                                  (248,310)         (248,310)
                                                 ---------         ---------

Change in cash and temporary cash
 investments                                    $  (10,527)       $   (4,516)
                                                 =========         =========

See accompanying Notes to Financial Statements.



NPC ENERGY CORP.
NOTES TO FINANCIAL STATEMENTS
September 30, 1995 and 1996


Basis of Presentation

    In management's opinion, the accompanying financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 1996 and the results of operations and cash flows for the nine months ended September 30, 1996 and 1995.

    The accompanying financial statements have not been audited by an independent accountant. Certain information and disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 1995.



PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The accompanying pro forma combined condensed financial statements (the "pro forma financial statements")assume the merger is accounted for using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements of Middle Bay Oil Company, Inc. (MBOC) and NPC Energy Corp. (NPC).

The Pro Forma Combined Condensed Balance Sheet as of September 30, 1996 assumes the merger had been consummated on that date. The Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 have been prepared assuming the merger had been consummated on January 1, 1995.

The pro forma adjustments are based upon available financial information and assumptions that management of MBOC believe are reasonable. The pro forma financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or MBOC's financial position or results of operations for any future date or period. These pro forma financial statements and note thereto should be read in conjunction with the historical financial statements and notes thereto described above.



MIDDLE BAY OIL COMPANY, INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET
September 30, 1996
(Unaudited)

<CAPTIONS>
                                                                        Pro Forma
                                            MBOC          NPC          Adjustments          Pro Forma
                                         Historical    Historical    for the Merger         Combined
                                         ----------    ----------    --------------        -----------
ASSETS

Current assets:
  Cash                                   $  327,007    $  706,287     $ (226,400) (5)(6)   $  806,894
                                                                        (706,287) (7)
                                                                         706,287
  Notes and accounts receivable trade       829,723       225,182       (225,182) (7)       1,054,905
                                                                         225,182
  Other current assets                        8,100             -                               8,100
                                          ---------     ---------      ---------            ---------
Total current assets                      1,164,830       931,469       (226,400)           1,869,899

Non-current assets                          137,518             -                             137,518

Investment in NPC Energy Corp.                                        (3,228,400) (7)               -
                                                                       3,228,400  (6)
Property and equipment (at cost):
  Oil and gas properties                 12,399,339     6,762,331     (6,762,331) (7)      16,428,833
                                                                       4,029,494
  Other properties                          361,461             -                             361,461
  Accumulated depletion and deprec.      (4,773,665)   (4,925,113)     4,925,113           (4,773,665)
                                         ----------     ---------      ---------            ---------
Property and equipment, net               7,987,135     1,837,218      2,192,276           12,016,629

Other assets                                  2,956         2,363         (2,363) (7)           3,586
                                                                             630

Total assets                             $9,292,439    $2,771,050     $1,964,143          $14,027,632
                                          =========     =========      =========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt      $  435,600    $  331,080     $ (331,080) (7)     $   766,680
                                                                         331,080
  Accounts payable and accrued expenses     278,552       182,204       (182,204) (7)
                                                                         147,204
                                                                          35,000  (6)         460,756
                                          ---------     ---------      ---------           ----------
Total current liabilities                   714,152       513,284              -            1,227,436

Long-term debt                            4,848,310       136,779       (136,779) (7)       4,985,089
                                                                         136,779
Deferred income taxes                           496       432,000       (432,000) (7)       1,118,626
                                                                       1,118,130
Redeemable common stock                     528,183             -                             528,183

Stockholders' Equity
  Preferred stock                                 -             -          3,333  (5)(6)        3,333
  Common stock                               26,378         8,000         11,240  (5)(6)       37,618
                                                                          (8,000) (6)
  Paid-in capital                         3,565,499     1,544,292      2,952,427  (5)(6)    6,517,926
                                                                      (1,544,292) (6)
  Treasury stock                            (68,040)            -                             (68,040)
  Retained earnings (deficit)              (322,539)      136,695       (136,695) (7)        (322,539)
                                          ---------     ---------      ---------           ----------
Total stockholders' equity                3,201,298     1,688,987      1,278,013            6,168,298

Total liabilities and
 stockholders' equity                    $9,292,439    $2,771,050     $1,964,143          $14,027,632
                                          =========     =========      =========           ==========

                                                                         562,000  (5)
Shares of common stock outstanding        1,297,144       800,000       (800,000) (5)       1,859,144
                                          =========       =======        =======            =========

See accompanying notes to pro forma combined condensed financial statements.



MIDDLE BAY OIL COMPANY, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Twelve months ended December 31, 1995
(Unaudited)

<CAPTIONS>
                                                                        Pro Forma
                                            MBOC          NPC          Adjustments          Pro Forma
                                         Historical    Historical    for the Merger         Combined
                                         ----------    ----------    --------------        -----------
Revenues:
  Oil and gas sales                      $3,238,280    $1,532,813     $        -            $4,771,093
  Gain on sale of properties                125,550       629,165                              754,715
  Other income                              174,816        18,697                              193,513
                                          ---------     ---------      ---------             ---------
                                          3,538,646     2,180,675              -             5,719,321
Costs and expenses:
  Lease operating and production
   taxes                                  1,436,869     1,003,785                            2,440,654
  Depletion, depreciation
   and amortization                       1,221,263       276,952        160,225  (1)        1,658,440
  Abandonment expense                        83,107             -                               83,107
  Interest expense                          520,419       100,216                              620,635
  General and administrative                698,194       239,580                              937,774
                                          ---------     ---------      ---------             ---------
                                          3,959,852     1,620,533        160,225             5,740,610

Income (loss) before income taxes          (421,206)      560,142       (160,225)              (21,289)
Provision for income taxes (benefit)        (90,153)      155,225        (66,069) (3)             (997)
                                          ---------     ---------      ---------             ---------

Net income (loss)                          (331,053)      404,917        (94,156)              (20,292)
Preferred stock dividend                          -             -         80,000  (2)           80,000
                                          ---------     ---------      ---------             ---------
Net income (loss) applicable
 to common stock                         $ (331,053)   $  404,917     $ (174,157)           $ (100,293)
                                          =========     =========      =========             =========

Income (loss) per share                  $    (0.25)   $     0.51                           $    (0.05)
                                          =========     =========                            =========

Weighted average number of common and                                   (800,000)
 common equivalent shares outstanding     1,318,917       800,000        562,000  (4)        1,880,917
                                          =========     =========      =========             =========

See accompanying notes to pro forma combined condensed financial statements.



MIDDLE BAY OIL COMPANY, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Nine months ended September 30, 1996
(Unaudited)

<CAPTIONS>
                                                                        Pro Forma
                                            MBOC          NPC          Adjustments          Pro Forma
                                         Historical    Historical    for the Merger         Combined
                                         ----------    ----------    --------------        -----------
Revenues:
  Oil and gas sales                      $3,186,255    $1,066,973     $        -            $4,253,228
  Gain on sale of properties                 37,814       103,995                              141,809
  Other income                              362,069        22,165                              384,234
                                          ---------     ---------      ---------             ---------
                                          3,586,138     1,193,133              -             4,779,271
Costs and expenses:
  Lease operating and production
   taxes                                  1,104,066       638,523                            1,742,589
  Depletion, depreciation and
   amortization                             901,995       121,282        138,869  (1)        1,162,146
  Abandonment expense                       249,568             -                              249,568
  Interest expense                          375,799        43,814                              419,613
  General and administrative                511,048       137,824                              648,872
                                          ---------     ---------      ---------             ---------
                                          3,142,476       941,443        138,869             4,222,788

Income (loss) before income taxes           443,662       251,690       (138,869)              556,483
Provision for income taxes                        -        53,888        (60,453) (3)           (6,565)
                                          ---------     ---------      ---------             ---------

Net income (loss)                           443,662       197,802        (78,416)              563,048
Preferred stock dividend                          -             -         60,000  (2)           60,000
                                          ---------     ---------      ---------             ---------
Net income (loss)applicable to
 common stock                            $  443,662    $  197,802     $ (138,416)           $  503,048
                                          =========     =========      =========             =========

Income (loss) per share                  $     0.34    $     0.25                           $     0.27
                                          =========     =========                            =========

Weighted average number of common and                                   (800,000)
 common equivalent shares outstanding     1,308,768       800,000        562,000  (4)        1,870,768
                                          =========     =========      =========             =========

See accompanying notes to pro forma combined condensed financial statements.



MIDDLE BAY OIL COMPANY, INC.
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(Unaudited)


Note A - Pro Forma Adjustments for the Merger

     On December 18, 1996, MBOC and NPC entered into the Merger Agreement whereby NPC will merge into MBOC. The merger will be accounted for using the purchase method of accounting. In completing the merger, MBOC will issue 562,000 shares of MBOC common stock and $1,226,400 in cash in exchange for all of the issued and outstanding NPC common stock.

     The merger will be accounted for as a purchase of NPC by MBOC and as a result of the purchase method of accounting, MBOC's cost of acquiring NPC will be allocated to the assets and liabilities acquired based on estimated fair values.

     MBOC has incurred approximately $35,000 in legal and accounting expenses related to the merger. The direct costs of the merger will be accrued and included as a cost of the merger.

     The accompanying Pro Forma Combined Condensed Statements of Operations reflect the following adjustments for the merger:

         (1) To adjust depletion, depreciation and amortization to reflect MBOC's purchase price allocated to the property and equipment using the unit of production method utilized by MBOC.

         (2) To record the preferred stock dividends paid on the preferred stock issued for the cash portion of the purchase price.

         (3) To adjust the provision for income taxes for the change in financial taxable income as a result of the entries (1) and (2).

         (4) To reflect the issuance of 166,667 shares of Series A Preferred Stock and 562,000 shares of MBOC Common Stock. Pro forma net income (loss) per common share information is computed by dividing net income (loss), adjusted for the preferred stock dividend requirement of $80,000 for the year ended December 31, 1995 and $60,000 for the nine months ended September 30, 1996 by the pro forma weighted average common and common equivalent shares outstanding. Shares issuable upon exercise of options and upon the conversion of preferred stock are included in the computations of the pro forma income per common and common equivalent share if the effect is dilutive.

     The accompanying Pro Forma Combined Condensed Balance Sheet as of September 30, 1996 has been prepared as if the merger had occurred on that date and includes the following adjustments:


          (5) To record the issuance of the 166,667 shares of Series A Preferred Stock, 562,000 shares of MBOC Common Stock and $226,400 in cash for an aggregate consideration of $3,193,400. On a pro forma basis, there would be 1,859,144 shares of MBOC Common Stock and 166,667 shares of Series A Preferred Stock outstanding as of September 30, 1996.


         (6)  To record MBOC's cost of acquiring NPC (in thousands):

  Estimated fair value of 562,000 shares
     of MBOC Common Stock issued                     $1,967
  Estimated fair value of 166,667 shares
      of MBOC Series A Preferred Stock                1,000
  Cash on hand                                          226
  Other legal and accounting expenses                    35
                                                      -----
                                                     $3,228
                                                      =====

      The fair value of the securities to be issued in connection with the merger has been calculated assuming the price of MBOC common stock is $3.50 per share.

          (7) To adjusts the assets and liabilities under the purchase method of accounting based on MBOC's purchase price. MBOC's purchase price has been allocated to the assets and liabilities of NPC based on the preliminary estimates of fair values with the remaining purchase price allocated the proved oil and gas properties. No goodwill has been recorded in this transaction. The information presented herein may differ from the actual purchase price allocation.

      The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows: (in thousands)

  Working capital assumed, excluding current
     portion of long-term debt                       $  785
  Oil and gas properties:
     Proved                                           3,804
     Unproved                                           225
  Long-term debt assumed                               (468)
  Deferred income taxes                              (1,118)
                                                      -----
                                                     $3,228
                                                      =====

Note C - Pro Forma Combined Supplemental Oil and Gas
         Reserve and Standardized Measure Information

     The following is a summary of the pro forma combined quantities of proved reserves prepared by combining the historical information of MBOC and NPC, derived from estimates prepared by MBOC's and NPC's respective independent engineers. See the historical financial statements of NPC contained elsewhere herein.

                                                  Oil        Gas
                                                 (Mbbl)     (Mmcf)
                                                  ----       ----

        December 31, 1994                        1,057      9,373
           Purchases of reserves in place          411      2,340
           Sales of reserves in place             (101)    (1,003)
           Extension and discoveries                 -          -
           Revisions of previous estimates          40        512
           Production                             (163)    (1,268)
                                                 -----      -----
        December 31, 1995                        1,244      9,954
                                                 =====      =====

        Proved developed reserves:
           December 31, 1994                       912      8,126
           December 31, 1995                     1,122      8,955


     The following is a summary of the pro forma combined standardized measure of discounted net cash flows related to the proved crude oil and natural gas reserves of MBOC and NPC. For these calculations estimated cash flows from the estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates to the estimated future pretax net cash flows related to the proved crude oil and natural gas reserves, less the tax basis of the properties involved.

     The pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves is summarized as follows (in thousands):

                                                      December 31
                                                         1995
                                                       --------

     Future cash inflows                               $ 41,605
     Future production and development costs            (18,897)
     Future income tax expense                           (3,524)
                                                        -------
     Future net cash flows                               19,184
     10% annual discount for timing                      (6,637)
                                                        -------
     Standardized measure of discounted future
       net cash flows                                  $ 12,547
                                                        =======

     The following are the principal sources of change in the pro forma combined standardized measure of discounted future net cash flows (in thousands):

                                                      Year ended
                                                      December 31,
                                                         1995
                                                       --------

     Balance at beginning of year                      $  9,492
     Sales of oil and gas produced, net of costs         (2,346)
     Net changes in prices and production costs           2,056
     Net change in estimated development costs              175
     Purchases of reserves in place                       3,252
     Extensions and discoveries, net of costs                 -
     Revisions of previous quantity estimates               520
     Sales of reserves in place                          (1,193)
     Accretion of discount                                1,120
     Net change in income taxes                            (529)
                                                        -------
     Balance at end of year                            $ 12,547
                                                        =======



SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MIDDLE BAY OIL COMPANY, INC.
                                      (Registrant)

    Date:  January 14, 1997
                                      By:   /s/ Frank C. Turner, II
                                         -------------------------------
                                         Frank C. Turner II
                                         Vice President and
                                         Chief Financial Officer